Data as of 3/31/17

Managers Commentary

Market Review

Macro-economic data for March was mixed. China's official manufacturing Purchasing Managers' Index ("PMI") continued to increase in March to 51.8 compared with 51.6 in the previous month. The private Caixin China manufacturing PMI was slightly weaker however, dipping to 51.2 from 51.7 in February. Slower growth in production and new orders were cited as the main reasons for the weaker index reading. Though the momentum has slowed compared to the first two months of the year, the MSCI China Index continued its upward trajectory, gaining 2.1% in US dollar terms during the month of March.

As the cyclical momentum started to slow down, we have begun to see some signs of rotation within the market. For example, the previous outperformers, including energy and banks, became laggards for this month; while real estate was the best performing sector followed by information technology and consumer discretionary. Strong real estate sales volumes supported the performance in the sector. Overall, there has been a greater focus from investors in dividend-paying stocks, notably when the energy company China Shenhua Energy Co. caused a market stir after it announced a special dividend in March.

Fund Review

The China Fund, Inc. (the "Fund") underperformed the benchmark in March, mainly due to weak stock selection within the information technology sector. Our holdings in Taiwan tech companies faced some pressure after a strong run over the past year. We will continue to hold these names, which we believe should continue to benefit from the automation trend in the Greater China area as wage pressures are on the rise.

Positive performance came from the financials area. Assets rotated out of the previous outperformers, such as state-owned banks in China, and flew into other areas such as insurance. Our underweight position in Chinese State Owned banks therefore contributed to relative performance. At the same time, we saw encouraging performance of China Unicom Hong Kong Ltd., one of the three telecom operators in China. This company finally showed signs of a turnaround with the user decline trend coming to an end and cash flows improving. We will continue to hold China Unicom Hong Kong as the preferred telecom service operator in China.

Key Transactions

We initiated YY Inc., an online video streaming platform, as a turnaround name, benefitting from the structural growth of China's online entertainment industry. We also trimmed positions in Semiconductor Manufacturing International Corporation to manage risk ahead of weak earnings results. However, we maintain a long-term positive view on this name.

Outlook

Economic growth in China has surprised on the upside over the past few months. However, with the higher base effect kicking in, macro indicators are likely to soften over the second half of 2017. Combined with the strong rally year-to-date, we would not be surprised to see Greater China equities consolidating their gains. Under such scenario, we would expect to see a degree of rotation within markets with relative laggards becoming more of a focus. If the macro momentum starts to wane, then we would also expect a greater focus on structural as opposed to cyclical growth opportunities, which could also be favorable to our investment style.

We are continuing to focus on turnaround names, especially where management teams are committed to improving the strategy and operations after a business down cycle. Very often these names are ignored by investors, especially in the strong momentum-led market rally seen in recent months. As a result, we have identified several companies which we believe are at particularly attractive valuations given their longer-term growth potential. For example, we added to a luxury brand which benefits from both product line improvement and recovering luxury demand in China and Hong Kong. We also built positions in a Chinese online entertainment platform. The previous de-rating of this company is overdone in our opinion, especially compared to the earnings growth potential driven by buoyant demand for online entertainment in China. We expect these holdings to benefit from both a valuation re-rating and earnings growth going forward.

Over the long-term, the Greater China equity market is still meaningfully under-owned by global investors. This technically supportive environment should help to provide a floor to the equity market, as the pressure to narrow the underweight position is on the rise for those who have missed the rally. We expect the political and economic environment in China to remain quite stable in coming months, which should eventually allow market valuations to improve further.

In Brief
Fund Data
Description	Seeks to achieve long-term capital appreciation through investments in China companies.
Listing Date (NYSE)	July 10, 1992
Total Fund Assets (millions)	$300.8
Median Market Cap (in billions)	$10.4
Distribution Frequency	Annual
Management Firm	Allianz Global Investors U.S. LLC
Portfolio Management	Christina Chung, CFA, CMA Lead Portfolio Manager

Performance (US$ Returns) (as of 3/31/17)
	Fund	Benchmark[1]
One Month	1.38%	2.26%
Three Month	9.88%	12.74%
One Year	15.01%	20.21%
Three Year	4.84%	7.36%

Net Asset Value / Market Price
Net Asset Value (NAV) / Market Price at Inception	$13.15 / $14.26
NAV / Market Price (as of 3/31/17)	$19.13 / $16.62

High / Low Ranges (52-Week)
High / Low NAV	$19.61 / $15.69
High / Low Market Price	$16.95 / $13.54
Premium/Discount to NAV (as of 3/31/17)	-13.12%

Fund Data (Common Shares)
Shares Outstanding	15,722,675
Average Daily Volume	28,383
Expense Ratio	1.53%

Fund Manager

Christina Chung, CFA, CMA
Lead Portfolio Manager

1.	MSCI Golden Dragon Index.

The China Fund, Inc.

Proposed Manager Change

On March 31, 2017, the Fund announced that its Board of Directors had selected Open Door Investment Management, Ltd. ("Open Door") to become its Investment Manager, subject to stockholder approval at a Special Meeting of Stockholders expected to be held in June. Open Door, with offices in Shanghai and San Francisco, will provide the Fund with a Greater China investment strategy that focuses more on smaller capitalization and entrepreneurial companies than do most other investment funds investing in the Greater China markets. Open Door believes that this strategy will differentiate the Fund from other closed-end funds and ETFs, with index-anchored, large-capitalization approaches to investing in Greater China.

Investment Objective

The investment objective of the Fund is to achieve long-term capital appreciation. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.

The Fund has an operating policy that the Fund will invest at least 80% of its assets in China companies. For this purpose, 'China companies' are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organized outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have at least 50% of their assets in China; or (iii) companies organized in China. Under the policy, China means the People's Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days' prior notice of any change to this policy.

Returns For Periods Ended March 31, 2017*
	1 Month	3 Month	YTD	1 Year	3 Year	5 Year	10 Year	Inception
NAV	1.38%	9.88%	9.88%	15.01%	4.84%	6.65%	8.01%	10.10%
Market Price	2.91%	10.43%	10.43%	15.72%	4.23%	5.31%	7.96%	9.11%
MSCI Golden Dragon Index	2.26%	12.74%	12.74%	20.21%	7.36%	7.04%	5.68%	—

Calendar Year Returns
	2009	2010	2011	2012	2013	2014	2015	2016
NAV	72.83%	27.26%	-24.37%	12.12%	18.31%	7.82%	-5.51%	0.60%
Market Price	72.19%	23.60%	-27.51%	20.52%	12.70%	5.29%	-6.38%	-0.47%
MSCI Golden Dragon Index	67.12%	13.60%	-18.35%	22.65%	7.25%	8.06%	-7.12%	5.75%

Past performance is not a guide to future returns.

*	Annualized for periods greater than one year.

Source: State Street Bank and Trust Company. Source for index data: MSCI as at March 31,2017. Investment returns are historical and do not guarantee future results. Investment returns reflect changes in net asset value and market price per share during each period and assumes that dividends and capital gains distributions, if any, were reinvested. The net asset value (NAV) percentages are not an indication of the performance of a shareholder's investment in the Fund, which is based on market price. NAV performance includes the deduction of management fees and other expenses. Market price performance does not include the deduction of brokerage commissions and other expenses of trading shares and would be lower had such commissions and expenses been deducted. It is not possible to invest directly in an index.

Premium/Discount

Sector Allocation
	Fund	Benchmark[1]
Information Technology	39.23%	33.11%
Financials	19.80%	24.73%
Industrials	11.21%	6.68%
Telecom Services	9.33%	5.26%
Real Estate	6.97%	8.04%
Consumer Discretionary	5.77%	8.35%
Energy	2.41%	3.52%
Utilities	1.07%	3.87%
Health Care	1.03%	1.21%
Consumer Staples	0.63%	2.16%
Materials	0.32%	3.06%
Other assets & liabilities	2.24%	0.00%

Source: IDS GmbH - Analysis and Reporting Services, a subsidiary of Allianz SE.

Country Allocation
	Fund	Benchmark[1]
China	71.47%	75.25%
Hong Kong Red Chips	27.52%	9.30%
Hong Kong 'H' shares	16.98%	20.67%
Equity linked securities ('A' shares)	0.94%	0.00%
China 'A' & 'B' shares	0.00%	0.12%
Other Hong Kong securities	26.03%	31.08%
Others	0.00%	14.08%
Taiwan	26.33%	24.76%
Other assets & liabilities	2.20%	0.00%

Top 10 Holdings
TAIWAN SEMIC CO LTD (Taiwan)	9.24%
TENCENT HOLDINGS LTD (China)	7.25%
SUN HUNG KAI PROPERTIES LTD (H.K.)	5.53%
CHINA MERCHANTS BANK CO LTD (China)	5.03%
ALIBABA GROUP HOLDING LTD (China)	4.63%
PING AN INSURANCE (China)	3.56%
HK EXCHANGES & CLEARING LTD (H.K.)	3.51%
CHINA UNICOM HONG KONG LTD (China)	3.32%
QINGLING MOTORS CO LTD (China)	3.13%
CHINA CONSTRUCTION BANK CORP (China)	2.89%

Portfolio Characteristics
	Fund	Benchmark[1]
P/E Ratio	13.90	13.46
P/B Ratio	1.59	1.48
Issues in Portfolio	44	283
Foreign Holdings (%)	97.76	100.00
Other assets & liabilities (%)	2.24	0.00
Yield (%)	2.71	2.65

Source: IDS GmbH - Analysis and Reporting Services, a subsidiary of Allianz SE.

1.	MSCI Golden Dragon Index.

The China Fund, Inc.

Distribution History (10 Year)

Declaration Date	Ex-dividend Date	Record Date	Payable Date	Distribution/ Share	Income	Long-term Capital Gain	Short-term Capital Gain
12/7/07	12/19/07	12/21/07	1/25/08	$12.12000	$0.28000	$9.00000	$2.84000
12/8/08	12/22/08	12/24/08	1/23/09	$5.81740	$0.48130	$5.33610	—
12/9/09	12/22/09	12/24/09	12/29/09	$0.25570	$0.25570	—	—
12/8/10	12/21/10	12/24/10	12/29/10	$2.27420	$0.37460	$1.89960	—
12/8/11	12/21/11	12/23/11	12/29/11	$2.99640	$0.17420	$2.82220	—
12/10/12	12/20/12	12/24/12	12/28/12	$3.25170	$0.34730	$2.90440	—
12/13/13	12/19/13	12/23/13	12/27/13	$3.31400	$0.43870	$2.87530	—
12/8/14	12/18/14	12/22/14	1/5/15	$3.76510	$0.29820	$3.46690	—
12/16/15	12/23/15	12/28/15	1/6/16	$1.49580	$0.21330	$0.84620	$0.43630
12/9/16	12/19/16	12/21/16	1/5/17	$0.46780	$0.46780	—	—

Distribution/Share includes Income, Long-term Capital gains and Short-term Capital gains.

The China Fund NAV Performance of $10,000 since inception

Past performance is not a guide to future returns.

Index Description

MSCI Golden Dragon Index

The MSCI Golden Dragon Index captures the equity market performance of large and mid cap China securities (H shares, B shares, Red-Chips and P-Chips) and non-domestic China securities listed in Hong Kong and Taiwan.

It is not possible to invest directly in an index.

The China Fund, Inc.

Portfolio in Full

Sector	Company (exchange ticker)	Market Price	Holding	Value US$	% of net assets
Information Technology					39.24
TAIWAN SEMICONDUCTOR MANUFACTURING CO LTD	2330	189.00	4,461,000	27,787,064	9.24
TENCENT HOLDINGS LTD	700	222.80	760,900	21,813,850	7.25
ALIBABA GROUP HOLDING LTD	BABA	107.83	129,217	13,933,469	4.63
LARGAN PRECISION CO LTD	3008	4,780.00	54,000	8,506,880	2.83
DELTA ELECTRONICS INC	2308	162.50	1,548,359	8,292,274	2.76
HON HAI PRECISION INDUSTRY CO LTD	2317	91.00	2,537,100	7,609,001	2.53
ADVANTECH CO LTD	2395	254.00	798,841	6,687,175	2.22
DIGITAL CHINA HOLDINGS LTD	861	6.82	7,444,000	6,532,513	2.17
SEMICONDUCTOR MANUFACTURING INTERNATIONAL CORP	981	9.62	3,990,900	4,940,097	1.64
BAIDU INC	BIDU	172.52	24,101	4,157,905	1.38
PRIMAX ELECTRONICS LTD	4915	49.75	1,985,000	3,254,635	1.08
YY INC	YY	46.11	62,990	2,904,469	0.97
GOLDPAC GROUP LTD	3315	2.52	5,021,000	1,628,097	0.54
Financials					19.81
CHINA MERCHANTS BANK CO LTD	3968	20.55	5,723,500	15,134,326	5.03
PING AN INSURANCE GROUP CO OF CHINA LTD	2318	43.50	1,911,000	10,696,446	3.56
HONG KONG EXCHANGES & CLEARING LTD	388	195.60	419,700	10,563,246	3.51
CHINA CONSTRUCTION BANK CORP	939	6.25	10,814,000	8,696,729	2.89
FUBON FINANCIAL HOLDING CO LTD	2881	49.50	3,758,000	6,130,708	2.04
CATHAY FINANCIAL HOLDING CO LTD	2882	48.70	2,880,000	4,622,427	1.54
CITIC SECURITIES CO LTD	6030	16.00	1,810,000	3,726,388	1.24
Industrials					11.20
CHINA EVERBRIGHT INTERNATIONAL LTD	257	10.46	5,616,000	7,558,722	2.51
CN STATE CONSTRUCTION INTERNATIONAL HOLDINGS LTD	3311	13.90	3,046,000	5,447,964	1.81
CK HUTCHISON HOLDINGS LTD	1	95.60	310,000	3,813,372	1.27
BEIJING ENTERPRISES HOLDINGS LTD	392	40.20	704,500	3,644,153	1.21
KING SLIDE WORKS CO LTD	2059	435.00	239,000	3,426,382	1.14
QINGDAO PORT INTERNATIONAL CO LTD	6198	4.32	6,077,000	3,378,023	1.12
JARDINE MATHESON HOLDINGS LTD	J36	64.25	51,100	3,283,175	1.09
ZHUZHOU CRRC TIMES ELECTRIC CO LTD	3898	41.30	593,500	3,153,990	1.05
Telecom Services					9.33
CHINA UNICOM HONG KONG LTD	762	10.40	7,466,000	9,991,044	3.32
CHINA MOBILE LTD	941	85.05	709,000	7,759,078	2.58
PCCW LTD	8	4.58	8,623,000	5,081,752	1.69
CHUNGHWA TELECOM CO LTD	2412	103.00	846,000	2,871,813	0.95
HUTCHISON TELECOMMUNICATIONS HK HOLDINGS LTD	215	2.31	7,974,000	2,370,161	0.79
Real Estate					6.97
SUN HUNG KAI PROPERTIES LTD	16	114.20	1,132,000	16,634,207	5.53
CHINA OVERSEAS LAND & INVESTMENT LTD	688	22.20	1,516,000	4,330,537	1.44
Consumer Discretionary					5.77
QINGLING MOTORS CO LTD	1122	2.53	28,960,000	9,427,763	3.13
SANDS CHINA LTD	1928	36.00	810,800	3,755,829	1.25
CITIGROUP GLOBAL MARKETS HOLD (exch. for CHINA CYTS TOURS HOLDIN)	N/A	3.17	888,827	2,817,582	0.94
LI & FUNG LTD	494	3.37	3,128,000	1,356,395	0.45
Energy					2.41
CNOOC LTD	883	9.28	6,077,000	7,256,493	2.41
Utilities					1.07
CHINA RESOURCES POWER HOLDINGS CO LTD	836	14.02	1,778,000	3,207,520	1.07
Health Care					1.03
CSPC PHARMACEUTICAL GROUP LTD	1093	10.18	2,364,000	3,096,598	1.03
Consumer Staples					0.63
VINDA INTERNATIONAL HOLDINGS LTD	3331	14.90	984,000	1,886,561	0.63

The China Fund, Inc.

Portfolio in Full

Sector	Company (exchange ticker)	Market Price	Holding	Value US$	% of net assets
Materials					0.32
TIANGONG INTERNATIONAL CO LTD	826	0.87	8,612,000	964,079	0.32

Source: State Street Bank and Trust Company, IDS GmbH - Analysis and Reporting Services, a subsidiary of Allianz SE.

Important Information:

Holdings are subject to change daily. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China. Investing in non-U.S. securities entails additional risks, including political and economic risk and the risk of currency fluctuations, as well as lower liquidity. These risks, which can result in greater price volatility, will generally be enhanced in less diversified funds that concentrate investments in a particular geographic region.

The information contained herein has been obtained from sources believed to be reliable but Allianz Global Investors U.S. LLC and its affiliates do not warrant the information to be accurate, complete or reliable. The opinions expressed herein are subject to change at any time and without notice. Past performance is not indicative of future results. This material is not intended as an offer or solicitation for the purchase or sale of any financial instrument. Investors should consider the investment objectives, risks, charges and expenses of any mutual fund carefully before investing. This and other information is contained in the Fund's annual and semiannual reports, proxy statement and other Fund information, which may be obtained by contacting your financial advisor or visiting the Fund's website at www.chinafundinc.com. This information is unaudited and is intended for informational purposes only. It is presented only to provide information on the Fund's holdings, performance and strategies. The Fund is a closed-end exchange traded management investment company. This material is presented only to provide information and is not intended for trading purposes. Closed-end funds, unlike open-end funds, are not continuously offered. After the initial public offering by a closed-end fund, its shares can be purchased and sold on the open market through a stock exchange, where shares may trade at a premium or a discount. The market price of holdings is subject to change daily.

P/E is a ratio of security price to earnings per share. Typically, an undervalued security is characterized by a low P/E ratio, while an overvalued security is characterized by a high P/E ratio. P/B is a ratio of the current stock price to the book value. This is used to identify undervalued stocks. Dividend yield is the annual percentage of return earned by an investor on a common or preferred stock. The average dividend yield is the dividend rate divided by current share price.

©2017 Allianz Global Investors Distributors LLC.

Investment Products: Not FDIC Insured | May Lose Value | Not Bank Guaranteed	FS-CHN-0317